                                                    Exhibit 23(a)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Columbus Southern Power Company on Form S-3 of our reports dated February 22, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche
Columbus, Ohio
April 29, 1994